EXHIBIT 10.27

RELIANT PHARMACEUTICALS, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Unless otherwise specified herein, all capitalized terms shall have the same meanings as set forth in the Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan (as amended from time to time, the “Plan”).

I.                                         NOTICE OF GRANT

Bradley T. Sheares
[to his last known address as shown on the records of the Company]

You (the “Participant”) are hereby granted Common Stock (the “Shares”) in Reliant Pharmaceuticals, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement (as amended from time to time, the “Agreement”). The terms of your grant are set forth below:

Grant Date:	February 14, 2007

Vesting Commencement Date:	January 15, 2007

Restricted Shares Granted:	200,000

Vesting Schedule:

The Shares subject to this Agreement (the “Restricted Shares”) shall vest according to the following schedule:

Participant shall vest in twenty-five percent (25%) of the Two Hundred Thousand (200,000) Restricted Shares Granted or Fifty Thousand (50,000) Restricted Shares on each anniversary of the Vesting Commencement Date, so that all of the Restricted Shares Granted shall be vested and no longer subject to the restrictions of and forfeiture under this Agreement on the fourth (4th) anniversary of the Vesting Commencement Date. Notwithstanding the foregoing, (1) upon a “Change of Control” (as defined in the Participant’s Employment Agreement dated January 13, 2007, as amended from time to time, the “Employment Agreement”), Participant shall become one hundred percent (100%) fully vested in all of the Restricted Shares Granted and no longer subject to the restrictions of and forfeiture under this Agreement, and (2) if the Employment Agreement is terminated (a) by the Company without “Cause” (as defined in the Employment Agreement), (b) by Participant for “Good Reason” (as defined in the Employment Agreement), (c) by reason of his death, or (d) by reason of his “Disability” (as defined in the Employment Agreement), Participant shall become vested on his “Termination Date” (as defined in the Employment Agreement) in the Restricted Shares Granted to the extent the Participant would have been vested had the Participant remained continuously employed by the Company through the second (2nd) anniversary of such Termination Date.

Except as provided above, Restricted Shares shall vest only for so long as Participant remains an Employee, Director or Consultant with the Company and its Subsidiaries.

II.                                     AGREEMENT

1.             Grant of Restricted Shares. Effective on the Grant Date, the Company hereby grants to the Participant the number of Restricted Shares set forth in the Notice of Grant.

2.             Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of Restricted Shares is subject to the terms, definitions and provisions of the Plan, the Employment Agreement and the Stockholders’ Agreement dated April 1, 2004 (as amended from time to time, the “Stockholder’s Agreement”) which are incorporated herein by reference.

3.             Vesting. Participant shall vest in the Restricted Shares as set forth in the Notice of Grant. For purposes of this Agreement, the Restricted Shares shall vest based upon Participant’s continued status as an Employee, Consultant or Director of the Company and its Subsidiaries and as otherwise provided herein. Upon termination of Participant’s status as an Employee, Consultant and Director, the unvested portion of the Restricted Shares (“Unvested Shares”) shall be forfeited. The vested portion of the Restricted Shares (“Vested Shares”) shall be subject to the Company’s Right of First Refusal and Call Right under Sections 5 and 6 hereof.

4.             Rights and Obligations as a Stockholder. The Participant shall have all rights of a “Stockholder” (as defined in the Stockholders’ Agreement) with respect to the Restricted Shares as provided in the Stockholders’ Agreement. By executing this Agreement, Participant, without further action on his or her part, agrees to be deemed a party to, a signatory of and bound by the Stockholders’ Agreement, and the Restricted Shares shall be subject to such rights and restrictions as contained therein. Participant shall enjoy rights as a Stockholder and shall be subject to all of the limitations, restrictions and obligations contained in the Stockholders’ Agreement as a Stockholder, until such time as Participant is no longer the holder of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or the Call Right provided in this Agreement or otherwise in the Stockholders’ Agreement. Upon such exercise, Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement and the Stockholders’ Agreement. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Participant, except as specifically provided herein.

5.             Participant’s Rights to Transfer Restricted Shares.

(a)           Limitations on Transfer. The Unvested Shares or any interest or right therein or part thereof may not be disposed of by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Participant may transfer Vested Shares subject to the restrictions contained in this Section 5 and the Stockholders’ Agreement; provided however no Shares may be transferred (i) to a direct competitor of the Company and its Subsidiaries as determined by the Board of Directors or (ii) for consideration other than cash.

(b)           Company’s Right of First Refusal. Before any Vested Shares held by Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of (including transfer by gift or operation of law, collectively a “Transfer” or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Vested Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(i)            Notice of Proposed Transfer. The Holder of the Vested Shares shall deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (ii) the name of each proposed transferee (“Proposed Transferee”); (iii) the Vested Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(ii)           Exercise of Right of First Refusal. Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price will be determined in accordance with subsection (iii) below.

(iii)          Purchase Price. The purchase price (“Purchase Price”) for the Vested Shares repurchased under this Section shall be the Offered Price.

(iv)          Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v)           Holder’s Right to Transfer. If all of the Vested Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then subject to any rights of first refusal and other restrictions on transfer contained in the Stockholders’ Agreement, the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section and this Agreement, as applicable, shall continue to apply to the Vested Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Vested Shares held by the Holder may be sold or otherwise Transferred. The Company’s Right of First Refusal as contained herein shall be in addition to and arise prior to any rights of first refusal contained in the Stockholders’ Agreement.

(c)           Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Restricted Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s Immediate Family shall be exempt from the Right of First Refusal. Participant’s Immediate Family includes Participant’s and Participant’s Immediate Family’s trusts, foundations, partnerships and other family entities. In such case, the transferee or other recipient shall receive and hold the Restricted Shares so Transferred subject to the provisions of this Section, Section 3, Section 6 and this Agreement, as applicable, and there shall be no further Transfer of such Restricted Shares except in accordance with the terms of this Section.

(d)           Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Restricted Shares ninety (90) days after a sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (a “Public Offering”).

6.             Company Call Right.

(a)           If Participant incurs a Termination of Service, the Company shall have the right to purchase any or all of the Vested Shares of the Participant at a price equal to the Fair Market Value of the Vested Shares on the date the Participant has a Termination of Service (the “Call Right”).

(b)           The Company may exercise the Company Call Right by delivering personally or by registered mail to the Participant within ninety (90) days of the date on which Participant has a Termination of Service, a notice in writing indicating the Company’s intention to exercise the Company Call Right and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company’s office.

(c)           At its option, the Company may elect to make payment for the Vested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to the Participant stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

(d)           If the Company does not elect to exercise the Company Call Right conferred above by giving the requisite notice within ninety (90) days following the date on which Participant has a Termination of Service, the Company Call Right shall terminate.

(e)           The Company Call Right shall terminate as to all Shares ninety (90) days after a Public Offering.

7.             Lock-Up Period. Participant hereby agrees that if so requested by the Company (any successor thereto) or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

8.             Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Stockholders’ Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any Participant or other transferee to whom such Restricted Shares shall have been so transferred.

9.             Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

10.           Arbitration. Except as provided in Section 15 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Newark, New Jersey, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s Commercial Arbitration Rules, to which shall be added the provisions of the Federal Rules of Civil Procedure relating to the Production of Evidence, and the parties agree that the arbitrators may impose sanctions in their discretion to enforce compliance with discovery and other obligations. Such arbitration shall be presided over by a single arbitrator. If the Participant, on the one hand, and the Company, on the other hand, do not agree on the arbitrator within fifteen (15) days after a party requests arbitration, the arbitrator shall be selected by the Executive and the Company from a list of five (5) potential arbitrators provided by AAA. Such list shall be provided within twenty five (25) days of the request of any party for arbitration. The party requesting arbitration shall delete one name from the list. The other party shall delete one name from the list. This process shall then be repeated in the same order, and the last remaining person on the list shall be the arbitrator. This selection process shall take place within the two (2) business days following both parties’ receipt of the list of five (5) potential arbitrators. Hearings in the arbitration proceedings shall commence within twenty (20) days of the selection of the arbitrator or as soon thereafter as the arbitrator is available. The arbitrator shall deliver his or her opinion within twenty (20) days after the completion of the arbitration hearings. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. The arbitrator’s fees and expenses shall be paid by the Company.

11.           Attorney’s Fees. Without limiting Section 10 above, if any arbitration, proceeding, or other action is brought under this Agreement, each party shall pay their own attorneys’ fees and costs in that arbitration, proceeding, or action

12.           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party. Participant further agrees to notify the Company upon any change in the residence address indicated below.

13.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14.           Entire Agreement. The Plan, Stockholders’ Agreement, and Employment Agreement are incorporated herein by reference. This Agreement, the Plan, the Stockholders’ Agreement, the Employment Agreement, and the Investment Representation Statement attached as Exhibit A to this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

15.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that state. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 10 of this Agreement shall be instituted and litigated only in federal, state or local courts sitting in Newark, New Jersey and each of such parties hereby consents to the exclusive jurisdiction and venue of such court and waives any objection based on forum non conveniens.

16.           WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE, RELEASE AND RELINQUISH ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS TO ENFORCE AN ARBITRATOR ‘S DECISION PURSUANT TO SECTION 10 OF THIS AGREEMENT.

17.           Spousal Consent. As a further condition to the Company’s and Participant’s obligations under this Agreement, the spouse of the Participant, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit B.

18.           Severability. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

19.           No Right to Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE RESTRICTED SHARES HEREIN GRANTED CONTINUE TO VEST IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. PARTICIPANT ALSO ACKNOWLEDGES AND AGREES THAT NEITHER THE TERMS AND PROVISIONS OF (A) THIS AGREEMENT, NOR (B) THE COMPANY’S

2004 EQUITY INCENTIVE PLAN (AS AMENDED), WHICH IS INCORPORATED BY REFERENCE HEREIN, SHALL EITHER (X) CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, OR (Y) INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

20.           Representations of Participant. Participant acknowledges that he or she has received, read and understood the Plan, the Stockholders’ Agreement, this Agreement and is familiar with their terms and provisions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

21.           Dividends and Voting. Participant shall be entitled to receive all dividends paid on and will be entitled to vote the Restricted Shares.

22.           Withholding. The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes arising from this Agreement. You may satisfy your tax obligation, in whole or in part, by either:  (i) direct payment in cash; (ii) electing to have the Company withhold shares of Restricted Shares otherwise deliverable with a Fair Market Value equal to the minimum amount of the tax withholding obligation; (iii) surrendering to the Company previously owned Shares with a Fair Market Value equal to the minimum amount of the tax withholding obligation; or (iv) through such other means as may be approved by the Committee.

23.           Certificates. The Company shall cause the Restricted Shares to be issued and a stock certificate or certificates representing the Restricted Shares to be registered in your name or held in book entry form promptly upon execution of this Agreement, but if a stock certificate or certificates are issued, they shall be delivered to, and held in custody by the Company until the shares of Restricted Shares vest and the applicable restrictions lapse at the times specified above, or such shares of Restricted Shares are otherwise forfeited. If issued, each such certificate will bear the following legend:

The shares of stock represented by this certificate are subject to forfeiture and the transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Reliant Pharmaceuticals, Inc. 2004 Equity Award Plan (as amended) and a Restricted Stock Agreement dated February 14, 2007 entered into between the registered owner of such shares and Reliant Pharmaceuticals, Inc. A copy of the Agreement is on file in the office of the Secretary of Reliant Pharmaceuticals, Inc. 110 Allen Road, Liberty Corner, New Jersey 07938.

Following the vesting of any shares of Restricted Shares, the Company will cause to be issued and delivered to you certificates evidencing such shares, free of the legend provided above.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

RELIANT PHARMACEUTICALS, INC.

By:

Title:

Address:	110 Allen Road
Liberty Corner, New Jersey 07938

PARTICIPANT

Bradley T. Sheares

Address:
[to his last known address as shown on the records of Company]

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT:		BRADLEY T. SHEARES

COMPANY	:	RELIANT PHARMACEUTICALS, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	200,000 Shares

DATE	:	February 14, 2007

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a)           Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant has received and read the financial information provided by the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with the managers, officers and other management personnel of the Company. Participant has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the risks, terms and conditions of this investment.

(b)           Participant (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in these Securities, (ii) is able to bear the complete loss of his investment in these Securities, and (iii) is an “accredited investor” as that term is defined in Rule 501(a)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

(c)           Participant is acquiring these Securities for investment purposes for Participant’s own account only and not with a view to distributing or resale of all or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act. Participant acknowledges that none of the Securities have been registered under the Securities Act and, except as may be specifically agreed to by the Company, the Company is under no obligation to file a registration statement with the Securities and Exchange Commission with respect to all or any part of such Securities.

Participant acknowledges and understands that the Securities constitute “restricted securities”  under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

Signature of Participant:

Bradley T. Sheares

Date: February 14, 2007

2

EXHIBIT B

CONSENT OF SPOUSE

I,              , spouse of Bradley T. Sheares, have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of granting Common Stock of Reliant Pharmaceuticals, Inc. to my spouse as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: February , 2007.